PAUL, HASTINGS, JANOFSKY & WALKER LLP
515 South Flower Street
Twenty-Fifth Floor
Los Angeles, CA 90071
telephone 213-683-6000. facsimile 213-627-0705. www.paulhastings.com

April 17, 2009

American Funds Money Market Fund
333 South Hope Street
Los Angeles, California 90071

Ladies and Gentlemen:

We have acted as counsel to American Funds Money Market Fund, a Delaware statutory trust (the “Trust”), in connection with the Trust’s Registration Statement filed on Form N–14 with the Securities and Exchange Commission (the “Registration Statement”) relating to the issuance by the Trust of Class A, Class B, Class C, Class F-1, Class F-2, Class 529-A, Class 529-B, Class 529-C, Class 529-E, Class 529-F-1, Class R-1, Class R-2, Class R-3, Class R-4, and Class R-5 shares (the “Shares”) of beneficial interest in the Trust pursuant to an Agreement and Plan or Reorganization and Liquidation among the Trust, The U.S. Treasury Money Fund of America and The Cash Management Trust of America  dated April 20, 2009 (the “Reorganization Agreement:”).

In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.  We have based our opinion upon our review of the following records, documents and instruments:

(a)           the Trust’s Certificate of Trust as filed with the Delaware Secretary of State on February 4, 2009, certified to us by an officer of the Trust as being true and complete on the date hereof;

(b)           the Trust’s Agreement and Declaration of Trust, as amended and restated on March 18, 2009 (the “Trust Instrument”), certified to us by an officer of the Trust as being true and complete on the date hereof;

(c)           the By-laws of the Trust, certified to us by an officer of the Trust as being true and complete on the date hereof;

(d)           resolutions of the Trust’s Board of Trustees adopted on March 19, 2009 authorizing the execution of the Reorganization Agreement and the issuance of the Shares, certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

(e)           the Registration Statement;

(f)           the Reorganization Agreement;

(g)           a certificate of an officer of the Trust concerning certain factual matters relevant to this opinion; and

(h)           a certificate issued by the Delaware Secretary of State that the Trust is duly formed under the laws of the State of Delaware and is in good standing, dated as of April 16, 2009.

Our opinion below is limited to the statutory trust law of the State of Delaware.  We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of Chapter 38 of Title 12 of the Delaware Code (the “Delaware Statutory Trust Act”) and the case law interpreting the Delaware Statutory Trust Act as reported in Delaware Laws Affecting Business Entities (Matthew Bender & Company, Inc., 2008 Spring Edition) as updated on Westlaw through April 16, 2009.  We have not undertaken a review of other Delaware law or of any administrative or court decisions in connection with rendering this opinion.  We disclaim any opinion as to any law other than the statutory trust law of the State of Delaware as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any federal, regional or local governmental authority.

Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be issued and sold for consideration at their net asset value on the date of their issuance in accordance with statements in the Registration Statement and in accordance with the Reorganization Agreement and the Trust Instrument, (ii) all consideration for the Shares will be actually received by the Trust, and (iii) all applicable securities laws will be complied with, then it is our opinion that, when issued and sold by the Trust, the Shares will be legally issued, fully paid and nonassessable by the Trust.

This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit.  This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent.  We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

We hereby consent to the reference to our firm as legal counsel in the Registration Statement and the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

s/PAUL, HASTINGS, JANOFSKY & WALKER LLP